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                                                    EXHIBIT 10.84

      THIS LEASE effective as of the 12th day of January, 1999 (the "Lease") between CAMPBELL INVESTORS, an Ohio general partnership (the "Lessor"), having and address in care of William Ciralsky, General Partner, at 2504 Edgehill, Toledo, Ohio 43615 and TPSS ACQUISITION CORPORATION, an Ohio corporation (the "Lessee"), having an address at 20000 So. Western Avenue, Torrence, California 90501.

     1.   Premises; Title and Condition.

       In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the "Premises") consisting of the land (the "Land") described on Schedule A, all buildings and other improvements now or hereafter located or under construction on the Land (the "Improvements"), the equipment described on Schedule B (the "Equipment") and the respective easements, rights and appurtenances relating to the Land and the Improvements. Subject to the terms and conditions of this Lease, the Premises are leased to Lessee in their "AS IS" present condition without representation or warranty by Lessor, and subject to the rights of parties in possession and to the existing state of title.

     2.   Use.

      Lessee may use the Premises for the operation of a steel service center and shall not use the same for any other purpose absent the prior written consent of Lessor.

     3.   Quiet Enjoyment.

      So long as no event of default has occurred and is continuing hereunder, Lessor warrants that neither Lessor nor anyone claiming by, through, or under Lessor shall interfere with the peaceful and quiet occupation and enjoyment of the Premises by Lessee. However, Lessor and its agents may, upon twenty-four
(24) hours prior notice to Lessee, enter upon and examine the Premises, and may show the Premises to prospective purchasers, mortgagees or tenants so long as such examination or showing shall not unreasonably interfere with the business operations of Lessee or subtenants on the Premises.

     4.   Term.

      Subject to the terms of this Lease, Lessee shall hold the Premises for:

           A. An initial term (the "Initial Term") beginning on the date hereof, and ending at midnight on December 31, 2003.

           B. Thereafter, if Lessee shall not be in default hereunder, Lessee shall have the option to extend the term of this Lease for two consecutive option terms of five years each (the "Option Terms"). Lessee shall exercise each option to extend by giving written notice to Lessor at least one hundred eighty (180) days prior to the end of the term then in effect. If Lessee shall fail to give such notice, or if an Event of Default exists at the time of the giving of such notice or at the time an Option Term would otherwise begin, then this Lease shall


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automatically  terminate  at the end  of  the  term  (Initial  or
Option) then in effect, and Lessee shall have no further option to extend this Lease.

     5.   Rent; Additional Rent.

          A. For the Initial Term Lessee shall pay to Lessor as base rent ("Base Rent") for the Premises the sum of One Million Nine Hundred Forty-Four Thousand Dollars ($1,944,000.00) which shall be due and payable as follows: (i) for the first two years of the Initial Term, the sum of Seven Hundred Twenty Thousand Dollars ($720,000.00) payable in twenty-four (24) consecutive equal monthly installments in the amount of Thirty Thousand Dollars ($30,000.00) each due in advance on the first day of each month commencing on the date hereof; (ii) for years three, four and five of the Initial Term, the sum of One Million Two Hundred Twenty-Four Thousand Dollars ($1,224,000.00) payable in thirty-six (36) consecutive equal monthly installments in the amount of Thirty-Four Thousand Dollars ($34,000.00) each due in advance on the first day of each month commencing on the first day of the twenty-fifth (25th) month of the Initial Term. Notwithstanding the foregoing, the first rent payment shall be due and payable on the date hereof in an amount which shall be prorated on the basis of the number of days remaining in December, 1998.

           B. Base Rent for the first Option Term shall be adjusted for the first year of such Option Term by (i) dividing the annual rental for the prior lease year (i.e. $408,000.00) by the index number in the line for "All items" in the Table entitled d-1, Consumer Price Index - All-city average; all items groups, subgroups and special groups of items, published monthly in the "Monthly Labor Review" as part of the Labor Statistics of the United States Department of Labor for the latest date noted in the issue of said "Monthly Labor Review" published for the month next preceding the month during which the Initial Term of this Lease commenced, and (ii) subsequently multiplying that amount by the index for the month next preceding the first month of the Option Term. Thereafter upon each anniversary of the commencement of the Option Term (including, if applicable, upon exercise of the second five year option and on each anniversary thereof) the Base Rent for the next lease year shall be adjusted as follows: The annual rental for the prior lease year shall be divided by the index number in the line for "All items" in the Table entitled d-1, Consumer Price Index - All-city average; all items groups, subgroups and special groups of items, published monthly in the "Monthly Labor Review" as part of the Labor Statistics of the United States Department of Labor for the latest date noted in the issue of said "Monthly Labor Review" published for the month next preceding the month during which the prior lease year commenced and subsequently multiplying that amount by the index for the month next preceding the first month of the lease year for which the computation is being made. In the event that the Bureau of Labor shall change the base period (1957-59=100), the new index shall be substituted for the old index. In no event shall rent decrease at any time.

          C. All amounts (other than Base Rent) which Lessee is required to pay pursuant to this Lease shall constitute additional rent. If Lessee shall fail to pay any such additional rent or any other sum due hereunder when due, Lessor shall have all the rights, powers, and remedies with respect thereto as are provided herein or by law in the case of non-payment of Base Rent. Lessee shall pay to Lessor on demand interest at the rate of twelve percent (12%) per annum, or at the highest rate permitted by law, whichever is less, on all overdue Base Rent or additional rent from the due date thereof until paid. Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Base Rent and additional rent and other sums due hereunder when due and payable, without notice, setoff or demand, unless mutually agreed to the contrary.

           D. In addition, Lessee agrees to pay the sum of Thirty Thousand Dollars ($30,000.00) to Lessor, as a security deposit for the faithful performance of the commitments contained in this Lease. It is agreed that the security deposit may be applied, at the discretion of the Lessor to cure any default of the terms or covenants of this Lease. If the damages shall exceed the security deposit, the Lessee agrees to reimburse


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Lessor  for  the same upon billing thereof.  In the event  Lessor applies the security deposit in whole or part and elects not to terminate this Lease by reason of default, the Lessee shall restore the security deposit to its full amount within ten (10) days after written notice from Lessor. No application of the security deposit to cure any default of the terms and covenants
of  this  Lease shall constitute a waiver of such  default.   The
remedies hereunder are cumulative and in addition to all others allowable at law or equity. The security deposit shall be returned to Lessee upon the termination of this Lease.

     6.   Net Lease.

           A. This lease is a net net net lease and except as expressly provided otherwise in this Lease, Lessee shall be responsible for (i) all maintenance, repair and replacements, both structural (subject to the provisions of Section 10 hereof) and non-structural; (ii) all real estate taxes and assessments (general and special) and any similar impositions; (iii) insurance with such coverages and limits as are provided for in this Lease; and (iv) each and every other cost or expense arising in connection with the Premises.

           B. Any present or further law to the contrary notwithstanding, this Lease shall not terminate except as specifically provided herein. The parties intend that the obligations of Lessee hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless its obligations shall have been modified or terminated pursuant to an express provision of this Lease.

           C. Lessee shall remain obligated under this Lease in accordance with its terms, and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee or Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

     7.   Taxes and Assessments; Compliance With Law.

           A. Lessee shall pay, prior to delinquency: (i) all taxes, assessments, levies, fees, and other governmental charges which are at any time imposed or levied upon or assessed against the Premises, any Base Rent, additional rent or other sum payable hereunder, or against the Lease, or the leasehold estate hereby created or which arises in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, or any additional rent or other sum payable hereunder;
(iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing or use of the Premises; and (iv) all charges of utilities and communications services serving the Premises; provided however, that Lessee shall not in any event be responsible for any of the foregoing amounts accruing but not payable prior to the date of this Lease or for any taxes or other amounts owing by Lessor unrelated to the Premises, and Lessee will furnish to Lessor promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. Notwithstanding the foregoing, Lessee shall pay all the items referred to in subsections A(i) through (iii) above relative to the Premises that are billed after the date hereof and payable prior to the termination (but in any event prorated in the event of any termination or expiration hereof other than by reason of Lessee's default); provided, however, it is intended that Lessee shall not be responsible for payment of an amount in the aggregate which exceeds the product obtained by multiplying 1/12th of the annual amount of such items times the number of months during the term hereof prorated for any partial month. Lessor shall provide all bills and statements related to the real estate taxes and items to be paid by Lessee to the Lessee within five (5) days of Lessor's receipt of same and Lessee shall not be responsible for any late charges or penalties caused by Lessor's failure to provide such bills and statements in a timely fashion. In the event of an early termination or expiration of this Lease (other


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than  by  reason of Lessee's default) Lessee may deduct from  the final month's (or two months', if necessary) base rents and other amounts due to Lessor hereunder, any proration due Lessee by reason of application of the foregoing provisions.

          B. Lessee shall comply with and cause the Premises to comply with (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, applicable to the Premises or the use thereof, and (ii) all contracts, agreements, covenants, conditions and restrictions applicable to the Premises or the ownership, occupancy or use thereof. However, Lessee shall not be required to comply with any such contracts, agreements, covenants, conditions or restrictions affecting the Premises if entered into on or after the commencement date of this Lease unless Lessee has consented thereto. Lessor shall indemnify, defend, and hold harmless Lessee, its officers, directors, beneficiaries, shareholders, partners, and agents from all fines, suits, procedures, claims, and actions of every kind and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with (i) any deposit, spill, discharge, or other release of Hazardous Substances by Lessor that occurs during the term of the Lease and as extended (other than fines, suits, procedures, claims, and actions for which Lessee is liable under Section 17 hereof), and (ii) any other actions of Lessor which are in violation of laws, ordinances or regulations.

     8.   Liens.

      Subject to the terms and provisions of Section 16 hereof, Lessee shall, within thirty (30) days after notice from Lessor, remove and discharge any charge, lien, security interest or encumbrance upon the Premises or Base Rent, or any additional rent or other sum payable hereunder which arises during the term of this Lease, except for (i) those charges, liens, security interests and encumbrances existing on the date of this Lease or arising as a result of events or circumstances existing prior to the date hereof, and (ii) charges by Lessor and any mortgage, charge, lien, security interest or encumbrance created as a result of actions by Lessor after the date of this Lease without the consent of Lessee. Lessor warrants and represents to Lessee that Lessor as of the date hereof is not in default under any of its obligations under any mortgage on the premises as of the date hereof.

     9.   Indemnification.

      Lessee shall defend all actions accruing after the date of this Lease, against Lessor and any officer, director or shareholder of Lessor, and shall pay, protect, indemnify and save harmless Lessor, and any officer, director or shareholder of any of Lessor from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorney fees and expenses), causes of action, suits, claims, demands or judgments of any nature to which Lessor, or any officer, director of shareholder of Lessor is subject because of Lessor's estate in the Premises, or arising from (i) injury to or death of any person, or damage to or loss of property on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (ii) violation of this Lease by Lessee, and (iii) any act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees.

     10.  Maintenance and Repair.

      Throughout the term of this Lease, Lessee at its expense will maintain, repair and replace all portions and components (whether structural or non-structural) of the Premises and keep the same in good repair and condition; provided, however, that Lessee shall have no responsibility for any structural repair arising as the result of any action or non-action prior to the date hereof, including conditions existing on the date hereof.

     11.  Alterations; Lessee's Equipment.


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      Lessee may, at its expense, make non-structural alterations and Improvements provided that (i) the market value of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in
compliance  with  all  applicable  legal  requirements  and   the
requirements of all insurance policies required to be maintained by Lessee hereunder, and (iii) the character and use of the Premises shall not be materially changed as a consequence
thereof.    Lessee  shall  make  no  structural  alterations   or
construct any additions to the Improvements without first having obtained the written consent of Lessor. Lessor may engage an architect or other professional to assist in evaluating any request by Lessee for approval of structural alteration or addition, in which case Lessor shall pay the fees of such architect or professional as additional rent. All additions and alterations shall be and remain part of the realty and the property of Lessor, and shall be subject to this Lease.

      Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture, computers and/or other personal property belonging to Lessee or third parties, whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises, and may remove the same at any time during the term of this Lease provided such removal does not cause any irreparable harm. Lessee shall repair any damage to the Premises caused by such removal. It is understood and agreed that the Equipment will not be removed from the Premises by Lessee without the consent of the Lessor, which consent shall not be unreasonably withheld.

     12.  Condemnation and Casualty.

           A. Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee's interest in the Premises
(i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or the action by any person having the power of eminent domain, or (ii) if the Premises or any part thereof are damaged or destroyed by fire, flood or other casualty. Lessee shall, promptly upon obtaining knowledge of such damage or destruction, or of any such proceeding or action for the taking or the Premises or any part thereof, notify Lessor of the pendency thereof. Lessor may appear at any proceeding or action to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition or sale, and Lessor shall collect any such award, compensation or insurance payment. All amounts paid in connection with any such damage, destruction, taking, requisition or sale shall be applied pursuant to this paragraph, and all such amounts (minus the expense of collecting such amounts) are herein called the Net Proceeds. Lessor shall pay all reasonable costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment, for which costs and expenses Lessor shall be reimbursed out of any award, compensation or insurance payment received. Lessee shall be entitled to participate in any such proceeding, action, negotiation, prosecution or adjustment. The foregoing notwithstanding, nothing in this Lease shall impair Lessee's right to any award or payment on account of Lessee's trade fixtures, equipment and other tangible personal property, moving expenses and loss of business, if available, to the extent Lessee shall have a right to make a claim, therefor against the person having the power of eminent domain, but in no event shall any such claim be based upon the value of Lessee's leasehold interest.

          B.   In the event of any occurrence described in clause
(i) above which does not render the Improvements and Equipment unsuitable for restoration for continued use and occupancy, or in the event of any occurrence of the character referred to in clause (ii) above, Lessee shall, out of and to the extent of the Net Proceeds collected by Lessor, rebuild, replace or repair any damage to the Premises caused by such event so as to restore the Premises (in the case of condemnation, as nearly practicable) to the condition and market value thereof immediately prior to any such occurrence. Prior to any such rebuilding, Lessor and Lessee


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shall  agree  on  the  maximum  cost  of  such  rebuilding   (the
"Restoration Cost"). The Restoration Cost shall be paid out of the Net Proceeds available in connection with such occurrence. In the event Net Proceeds are insufficient by reason of Lessee's failure to procure required insurance with adequate limits, Lessee shall be responsible for any insufficiency. Lessee shall deliver certificates to Lessor, from time to time as such work of
rebuilding,   replacement  and  repair  progresses,   each   such
certificate describing the work for which payment is requested. Any portion of the Net Proceeds remaining after final payment has been made for any such work and after Lessee has been reimbursed for any portions it contributed to the Restoration Cost, shall be retained by Lessor in the case of an occurrence of the character referred to in clause (i), and shall be paid to or at the discretion  of  Lessee  in  the event of  an  occurrence  of  the
character  referred  to in clause (ii).   In  the  event  of  any
temporary requisition, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Proceeds allocable to the period after the termination of the term of this Lease shall be paid to Lessor. If the cost of any repairs required to be made by Lessee pursuant to this paragraph shall exceed the amount of the Net Proceeds, the deficiency shall be paid by Lessee.

           C. In the event an occurrence of the character referred to in clause (i) above shall affect all or a substantial portion of the Land and Improvements and shall render the Improvements unsuitable for restoration for continued use and occupancy for the purpose set forth in this Lease, Lessee shall have the option to terminate this Lease, in which event Lessor shall retain all awards or compensation granted for the occurrence of such event, except for those awards or compensations which are payable to Lessee and/or any subtenant as set forth above.

     13.  Insurance.

           A. Lessee will maintain or cause to be maintained insurance on the Premises of the following character:

                1. Insurance against loss by fire, flood, lightning, vandalism, malicious mischief or other risks which at the time are included under "all-risk" policies, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss, but in any event in amounts not less than one hundred percent (100%) of the actual replacement value of the Improvements, exclusive of foundations and excavation, and the Equipment.

                2. Comprehensive public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of Three Million Dollars ($3,000,000.00) for bodily injury or death in any one occurrence, Three Million Dollars ($3,000,000.00) in the aggregate, and Three Million Dollars ($3,000,000.00) for property damage, or in such greater amounts as are then customary for property similar in use to the Premises.

               3. Workers' compensation insurance to the extent required by the law of the State of Ohio, and to the extent necessary to protect Lessor and the Premises against workers' compensation claims.

               4. Explosion insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00), or in such greater amounts as are then customary for property similar in use to the Premises.

                5. At any time when construction is being performed, completed value builder's risk insurance for the Premises, including building materials on the Premises, covering loss or damage for fire, lightning, extended coverage perils, sprinkler leakage, vandalism and malicious mischief and perils covered under a difference in conditions policy and in any amount not less than the final cost, as estimated by Lessee, of such construction.

                6. Such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Premises and located in the State of Ohio, including war risk insurance when and to the extent obtainable from the United States government or any agency thereof.

           B. All of the above described insurance shall be written by companies of nationally recognized financial standing and legally qualified to issue such insurance, and shall name Lessor as an additional insured party and shall include any mortgagee of the Premises, and Lessee, as their interests may appear. Further, Lessor and/or Lessor's mortgagee shall be made the loss payee upon all casualty insurance.

      Every policy referred to above shall provide that it will not be canceled or materially modified except after thirty (30) days written notice to Lessor and all mortgagees of the Premises, and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the property, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises or Lessor's interest therein.

           C. Lessee shall deliver to Lessor and all mortgagees of the Premises original or duplicate certificates of insurance evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof, and (ii) at least thirty (30) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this section unless Lessor and all mortgagees of the Premises are named insureds therein, with loss payable as provided herein.

     Lessee shall at all times comply with and cause the Premises to comply with all insurance policies to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies.

     14.  Assignment and Subletting.

      Lessee may not assign this Lease or sublet any portion of the Premises, except ot its affiliates, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any assignee or subtenant shall be bound by all of the terms and conditions of this Lease, and shall agree to assume Lessee's responsibilities hereunder. Any assignment or subletting shall not relieve Lessee from liability for payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Premises.

     15.  Holding Over.

      If Lessee shall remain in possession of all or any part of the Premises after the expiration of the term of this Lease or any rental thereof, then Lessee shall be deemed a tenant of the Premises from month to month at Base Rent equal to 110% of the prior Base Rent and subject to all of the terms and provisions hereof, except only as to the term of this Lease.

     16.  Permitted Contests.

     Lessee shall not be required to pay, discharge or remove any tax, assessment, levy, fee, charge, lien or encumbrance referenced in Section 8 hereof, or to comply with any legal requirement applicable to the Premises or the use thereof, so long as Lessee shall contest or cause to be contested the existence, amount of validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, charge or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Base Rent, any additional rent or any other sum required to be paid by Lessee hereunder to satisfy the same or legal requirements, and which shall not affect the payment of any Base Rent, any additional rent or any other sum required to be paid by Lessee hereunder. However, such contest shall not subject Lessor to the risk of any criminal liability or any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessor or any mortgagee of the Premises to ensure ultimate payment of such tax, assessment, levy, fee, charge, lien or encumbrance and compliance with legal requirements and to prevent any sale or forfeiture of the Premises, any Base Rent, any additional rent or any other sum required to be paid by Lessee hereunder by reason of such non-payment or non-compliance.

     17.  Environmental.

           A. The term "Hazardous Substance" as used in this section shall mean any hazardous substance, pollutant, contaminant or waste regulated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601 et. seq.); asbestos and asbestos-containing materials; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. 136 et. seq.); PCB's and other substances regulated under Toxic Substances Control Act, as amended (7 U.S.C. 136 et. seq.); source material, special nuclear material, byproduct materials, and any other radioactive materials or radioactive wastes however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; Chemicals subject to the Occupational Safety and Health Act Hazard Communication Standard (29 U.S.C. 1910.1200 et. seq.); industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et. seq.); and other substances and materials regulated under Laws (as defined below) relating to environmental quality, health, safety, contamination and clean-up. For purposes of this section, Laws shall mean all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen and unforeseen, ordinary and extraordinary, which now or at any later time may be applicable to the Building or any part thereof.

           B. Lessee, its employees, agents and representatives shall not cause: (i) any violation of any law related to environmental conditions on, under, or about the Premises, or arising from Lessee's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous
Substances other than customary quantities of such Hazardous Substances customarily used in the operation of Lessee's business and then only in accordance with all laws.

          C. Lessee shall, at Lessee's expense, comply with all Laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances.

           D. During the term of this Lease, Lessee shall, at Lessee's expense, make all submissions to, provide all information required by, and comply with all requirements of, all governmental authorities (the "Authorities"); provided, however, that Lessee shall not have any responsibility under this subsection D for information required to be provided which is not in Lessee's possession or control unless specifically required due to Lessee's operations.

          E. If any Authority of any court demands that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, including any portion of the term as hereby extended, and which results from Lessee's use or occupancy of the Premises, then Lessee shall, at Lessee's expense, prepare and submit the required plans and all related bonds and other financial assurances; and Lessee shall carry out all work required by such clean-up plans.

           F. Lessee shall promptly provide all information regarding Lessee's use, generation, storage, transportation or disposal of Hazardous Substances that is requested by Lessor. If Lessee fails to fulfill any duty imposed under this section, within a reasonable time, Lessor may do so; and in such case, Lessee shall cooperate with Lessor in order to prepare all documents deemed reasonably necessary or appropriate to determine the applicability of the Laws to the Leased Premises and Lessee's use thereof, and for compliance therewith, and Lessee shall execute all documents promptly upon Lessor's request. No such action by Lessor and no attempt made by Lessor to mitigate damages under any Law shall constitute a waiver of any of Lessee's obligations under this section.

           G. Lessee shall indemnify, defend, and hold harmless Lessor, its officers, directors, beneficiaries, shareholders, partners, and agents from all fines, suits, procedures, claims, and actions of every kind and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of the Lease and as extended, and which results from Lessee's use or occupancy of the Premises, including, without limitation, from Lessee's failure to provide all information, make all submissions, and take all actions required by all Authorities under the Laws, pursuant to subsection D hereof.

           H. Lessee's obligations and liabilities under this section shall survive the expiration or termination of this Lease.

     18.  Option to Purchase.

           A. During the Initial Term and any Option Term then in effect, provided the Lessee is not then in default under this Lease, Lessee shall have the option to purchase ("Option to Purchase") the Premises for its fair market value at the date of the exercise of this Option to Purchase.

           B. The Option to Purchase shall be exercised by Lessee providing written notice of election to exercise which notice shall be accompanied by a copy of an appraisal of the Premises obtained by Lessee from an MAI appraiser doing business in the County of Lucas, State of Ohio, and an offer to purchase from Lessee at no less than the appraised value set forth in such appraisal. Lessor shall notify Lessee in writing whether the proposed value is acceptable to Lessor. If the proposed value is acceptable, then such value shall be the purchase price of the Premises and sale shall be concluded as provided in this section. If the proposed value is not acceptable to Lessor, then Lessor shall notify Lessee and shall within ninety (90) days obtain an appraisal of the Premises from an MAI appraiser doing business in the County of Lucas, State of Ohio. If the appraisal obtained by Lessor is equal to or less than the proposed value set forth by Lessee in its original notice, then such proposed value shall be the purchase price. If the appraisal obtained by Lessor is within 10% higher of the proposed value set forth in Lessee's notice, then the purchase price shall be the average of the proposed value and the value in Lessor's appraisal. If the appraisal obtained by Lessor is more than 10% higher than the proposed value in Lessee's notice, then the two appraisers shall select a third MAI appraiser doing business in the County of Lucas, State of Ohio. The purchase price shall then be the greater of (i) the proposed value in the Lessee's notice or (ii) the average of the third appraisal and the next closest appraisal in terms of dollar value to the third appraisal, but if the two appraisals are equally close in terms of dollar value then the value in the third appraisal shall be the purchase price. Lessee shall pay for its appraisal. Lessor shall pay for its appraisal. Lessor and Lessee shall share the expense of the third appraisal. The purchase price determined above is referred to as the Purchase Price.

          C. The closing of a sale under the Option to Purchase shall take place within sixty (60) days after determination of the Purchase Price. Base Rent and additional rent shall be prorated in escrow to the date of closing. A nationally recognized title company with offices in Cleveland, Ohio shall be designated by the Lessor to act as escrow agent and to issue the title policy required herein.

           D. At closing, Lessor shall convey title to the Premises to Lessee by statutory form Limited Warranty Deed, free and clear of all liens and encumbrances except (i) real estate taxes and assessments, not then due and payable (assessments then being paid in installments shall not be considered as due and payable), (ii) legal highways, (iii) building and zoning ordinances, (iv) any encumbrance suffered or permitted by Lessee,
(v) this Lease, and (vii) such other matters of record as do not materially adversely affect the use of the Premises as permitted under this Lease.

          E. Lessor shall pay the following closing costs: (i) the transfer tax; (ii) the cost of a title search; (iii) one-half the base premium for an Owner's Policy of Title Insurance; (iv) the deed preparation costs; and (v) one-half the escrow agent's fee. Lessee shall pay the following closing costs: (i) one-half the base premium for an Owner's Policy of Title Insurance and the full cost of any endorsements desired by Lessee; (ii) the cost to record the deed; and (iii) one-half the escrow agent's fee. In addition, Lessor shall credit against the purchase price an amount equal to all unpaid real estate taxes and assessments (whether or not billed) prorated to the date of closing (to the extent the same were not payable by Lessee under this Lease).

     19.  Default.

           A     Any  of the following occurrences or acts  shall
constitute  an event of default ("Event of Default")  under  this
Lease:

  (i) if Lessee shall fail to pay any Base Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder, and such failure shall continue for five (5) days after notice by Lessor to Lessee of such failure;
  (ii) if Lessee shall fail to observe or perform any other provision hereof and such failure shall continue for thirty (30) days after notice by Lessor to Lessee of such failure (provided, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence);
 (iii) if Lessee shall file a petition in bankruptcy or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law;
  (iv) if Lessee shall be adjudicated a bankrupt;

  (v)  if Lessee shall become insolvent;
  (vi) if Lessee shall make an assignment for the benefit of creditors;
 (vii) if Lessee shall admit in writing its inability to pay its debts generally as they become due;
(viii) if a petition or answer proposing the adjudication of Lessee as a bankrupt pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or
  (ix) if the Premises shall have been left unoccupied and unattended for a period of sixty (60) days.

           B. If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor's termination of the term of this Lease. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on the date set forth in such notice, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

           C. If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to this section, to re-enter and repossess the Premises by summary proceedings, ejectment, or any other legal action as is available by law or in any lawful manner Lessor determines to be necessary or desirable, and shall have the right to remove all persons and property therefrom. No such re-entry or repossession of the Premises shall be construed as an election by Lessor to terminate the term of this Lease unless a notice of such termination is given to Lessee pursuant to this section.

           D. At any time or from time to time after the re-entry or repossession of the Premises pursuant to this section, whether or not the term of this Lease shall have been terminated pursuant to this section, Lessor shall be obligated to mitigate damages, and may re-let the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such uses as Lessor, in its absolute discretion, may determine. Lessor may collect and receive any rents payable by reason of such re-letting. Except as otherwise provided by law, Lessor shall not be liable for any failure to re-let the Premises or for any failure to collect any rent due upon any such re-letting.

           E. No expiration or termination of the term of this Lease pursuant to this section, by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to this section or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, or repossession except as provided in subsection F below.

          F. In the event of any expiration or termination of the term of this Lease, or re-entry or repossession of the Premises by reason of the occurrence of an Event of Default, Lessee will pay to Lessor all Base Rent, additional rent and other sums required to be paid by Lessee to and including the date of such expiration, termination, re-entry or repossession; and thereafter, Lessee shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry or repossession, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) all Base Rent, additional rent and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination, re-entry or repossession, less (ii) the net proceeds, if any, of re-letting effected for the account of Lessee pursuant to this section, after deducting from such Net Proceeds all expenses of Lessor in connection with such re-letting. Lessee will pay such current damages on the days on which Base Rent would be payable under this Lease in the absence of such expiration termination, re-entry or repossession, and Lessor shall be entitled to recover the same from Lessee on such day.

     20.  Additional Rights of Lessor.

          A. Except as expressly provided in Section 19 hereof, no right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment for the future. Receipt by Lessor of any Base Rent, additional rent or other sum payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing.

           B. If Lessee shall be in default in the performance of any of its obligations hereunder, Lessee shall pay to Lessor, on demand, all out of pocket expenses incurred by Lessor as a direct result thereof. If Lessor shall be made a party to any litigation commenced against Lessee, and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expense thereof, Lessee shall pay all costs and reasonable attorney fees in connection with such litigation.

     21.  Notices.

      All given pursuant to this Lease shall be in writing and shall be validly given when (i) deposited in the United States Mail and posted for certified or registered mail, return receipt requested, (ii) deposited with a nationally-recognized overnight delivery service for next day delivery and confirmation of such delivery is received by the sender or (iii) by confirmed telephone facsimile transmission, as follows:

     (a) if to Lessor: c/o William Ciralsky, General Partner, 2504 Edgehill, Toledo, Ohio 43615, and

     (b) if to Lessee: c/o Consolidated Capital of North America, Inc., 20000 So. Western Avenue, Torrance, CA 90501, facsimile:
       (310) 787-3177.

Notwithstanding the foregoing, notice to Lessee may be made by posting a copy of such notice upon the Premises, provided a copy is also sent by each of the foregoing methods to the Lessee's last known address as shown by the Lessor's records.

     22.  Estoppel Certificates.

      Lessee will, upon five (5) days notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which Base Rent, additional rent and other sums payable hereunder or any payments payable under such sublease, as the case may be, have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge and whether or not the Premises are still being occupied or operated. Any such certificate may be relied upon by any prospective mortgagee or purchase or the Premises.

     23.  Surrender.

      Upon the expiration or termination of the term of this Lease, Lessee shall surrender the Premises and the Equipment to Lessor in the condition in which the Premises and the Equipment were at the commencement of the term, except for ordinary wear and tear, and except for a termination of this Lease as provided in Section 12 hereof. Lessee shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Lessor, and shall repair any damage caused by such removal. The property not so removed shall become the property of Lessor, and Lessor may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Lessee. It is understood and agreed that the Equipment is owned by the Lessor and will not be removed by Lessee without the consent of the Lessor.

     24.  Subordination; Attornment.

      Lessee agrees that this Lease shall, at the request of the Lessor, be subordinate to any mortgages or deeds of trust that may be placed upon the Premises. Lessee agrees that, upon the request of Lessor, Lessee shall execute whatever instruments may be required to carry out such subordination. Lessor shall use its good faith efforts to obtain the lender's standard form of non-disturbance agreement in connection with such subordination.

     In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercising the sale of power under, any mortgage made by Lessor covering the Premises, Lessee shall attorn to, and agrees to execute an instrument reasonably satisfactory to the new owner whereby Lessee attorns such successor in interest and recognizes such successors as the Lessor under this Lease.

     25.  Separability; Binding Effect.

      Each provision hereof shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were names as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. This Lease shall be governed by the laws of the State of Ohio.

     26.  Headings.

      The headings of the various sections and schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

       27.     Memorandum of Lease.

      This Lease shall not be recorded but at the request of Lessee, Lessor shall execute a Memorandum of Lease for recording in accordance with Ohio law.

IN WITNESS WHEREOF, the undersigned have executed this Lease on the date above written.

Witnesses:                         CAMPBELL INVESTORS

/s/ Howard Groedel                 By:  /s/ William Ciralsky
--------------------                  ----------------------
First Witness
Howard Groedel                     William Ciralsky
--------------------               ------------------
(Print or Type Name)              (Print or Type Name)
/s/ Eileen Rigby
--------------------
Second Witness
Eileen Rigby
--------------------
(Print or Type Name)

Witnesses:                         TPSS ACQUISITION CORPORATION

/s/ Timothy T. Kincaid        By:   /s/ Richard D. Bailey
----------------------              ---------------------
First Witness
Timothy T. Kincaid                  Richard D. Bailey
----------------------              ---------------------
(Print or Type Name)                (Print or Type Name)
/s/ Robert G. Many
----------------------
Second Witness
Robert G. Many
----------------------
(Print or Type Name)

STATE OF OHIO  )
               )ss:
COUNTY OF CUYAHOGA  )

      BEFORE  ME,   a  Notary Public in and for said  county  and
state, personally appeared William Ciralsky, as Partner of CAMPBELL INVESTORS, an Ohio general partnership, who acknowledged that he/she did execute the foregoing instrument for and on behalf of said general partnership.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and seal as of this 12th day of January, 1999.

                                   /s/ Cathy S. Masters
                                   --------------------
                                   Notary Public
                                   Cathy S. Masters
                                   --------------------
                                   Print Name
                                   Cathy s. Masters, Notary Public
                                   Resident of Portage County
                                   State wide Jurisdiction, Ohio
                                   My Commission Expires
                                   October 3, 1999
STATE OF OHIO  )
               )ss:
COUNTY OF CUYAHOGA  )

      BEFORE ME, a Notary Public in and for said county and state, personally appeared Richard D. Bailey, as President of TPSS ACQUISITION CORPORATION, an Ohio corporation, who acknowledged that he/she did execute the foregoing instrument for and on behalf of said general corporation.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and seal as of this 12th day of January 1999.

                                   /s/ Cathy S. Masters
                                   --------------------
                                   Notary Public
                                   Cathy S. Masters
                                   --------------------
                                   Print Name
                                   Cathy s. Masters, Notary Public
                                   Resident of Portage County
                                   State wide Jurisdiction, Ohio
                                   My Commission Expires
                                   October 3, 1999

SCHEDULE A

DESCRIPTION OF LAND

PARCEL 1: That part of the Southeast quarter (1/4) of Section three (3), Township three (3), in the United States Reserve of Twelve (12) miles square at the foot of the Rapids of the Miami of Lake Erie, in the City of Toledo, Lucas County, Ohio, and being part of the land as described in the deed from Matthew Johnson to Northern Indiana Railroad Company dated June 15, 1853 and recorded in Volume 23, Page 1, of the Deed records of said County being bounded and described as follows:

      Beginning at the point of intersection of the South line of Campbell Street, Sixty (60) feet wide, and the West line of Robison and Holbrook Addition, as recorded in Volume 17, Page 25 of Plat in Register of Deeds Office of said County. Course 1 - thence due south along said West line of said addition in the prolongation thereof a distance of eight hundred fourteen and fifty three hundredths (814.53) feet to a point marked by an iron pipe; Course 2 - thence North eighty one (81) degrees twenty five
(25) minutes zero (00) seconds west a distance of seven hundred sixty six and eighty hundredths (766.80) feet to a point marked by an iron pipe; Course 3 - thence North one (1) degree fifty
(50) minutes thirty (30) seconds east a distance of seven hundred and forty five hundredths (700.45) feet to a point marked by an iron pipe in the South line of the aforesaid Campbell Street; Course 4 - thence due East along the South line of Campbell
Street a distance of seven hundred thirty five and sixty eight hundredths (735.68) feet to the place of beginning, according to the survey made April 23 and 24, 1957 by Lewendowski Engineers, per Louis Lewendowski, Ohio Registered Surveyor No. 838.

PARCEL 2: A parcel of land being part of the Southeast quarter 1/4 of the Southeast quarter (1/4) of Section three (3); Town three (3), United States Reserve, in the City of Toledo, Lucas County, Ohio, said parcel of land being bounded and described as follows:
     Commencing at the intersection of the centerline of Klondike Street (sixty (60) feet wide) with the East line of said section three (3) as shown on the Plat of "Robison & Holbrook Addition" recorded in Volume 17, Page 26, Lucas County Plat Records, said section line along being the centerline of Hawley Street, thence in a southerly direction along said east line of Section 3 having an assumed bearing of south one (1) degree twenty three (23) minutes thirty one (31) seconds East a distance of one hundred forty eight and forty three hundredths (148.43) feet to the intersection of the southerly line of said Robison and Holbrook addition. Said intersection also being the true point of beginning; thence continuing south one (1) degree twenty three
(23) minutes thirty one (31) seconds east along said east line of section 3 a distance of two hundred eighty eight and seventy eight hundredths (288.78) feet to a point. Thence North eighty one (81) degrees six (6) minutes forty seven (47) seconds west a distance of thirty and forty nine hundredths (30.49) feet to a point on the westerly line of Hawley Street a distance of thirty and zero hundredths (30.00) feet westerly of by perpendicular measurement from the said East line of Section 3 and being also distance one hundred and zero hundredths (100.00) feet Northeasterly of by perpendicular measurement from the center line of the West bound main track of the railroad formerly of the Penn Central Transportation Company. Thence continuing North eighty one (81) degrees six (6) minutes forty seven (47) seconds West a distance of eight hundred seventy seven and sixty two hundredths (877.62) feet to the point on the Westerly line of said Robison and Holbrook addition (extended in the southerly direction) thirty three and zero hundredths (33.00) northeasterly of by perpendicular measurement from the said center line of the west bound main track of Railroad Formerly of the Penn Central Transportation Company thence north one (1) degree twenty three
(23) minutes thirty one (31) seconds west along said westerly line of Robison and Holbrook addition extended in a southerly direction a distance of one hundred ninteen and ninety eight hundredths (119.98) feet to the intersection of said southerly line of Robison and Holbrook addition thence North eighty eight
(88) degrees ten (10) minutes twenty nine (29) seconds east along said southerly line of Robison & Holbrook addition a distance of eight hundred ninety three and fifty six hundredths (893.56) feet to the true point of beginning.

Containing 182,621 square feet or 4.392 acres of land more or less.

Subject to legal highways.

SCHEDULE B

EQUIPMENT

1.   Bay 1 - Overhead Crane and Related Equipment

2.   Bay 3* - Overhead Crane and Related Equipment

3.   Bay 4 - Overhead Crane and Related Equipment

4.   Bay 5 - Overhead Crane and Related Equipment

5.   Outside Building - Overhead Crane and Related Equipment







* In Bay 3 on the floor, there is a Gantry Crane - Floor Unit, which is Lessee's.